                                                                   Exhibit 99.1

[A&P LOGO]
                                                                NEWS

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ  07645
                                              INVESTOR CONTACT: William J. Moss
                                                      Vice President, Treasurer
                                                                 (201) 571-4019

                                             PRESS CONTACT: Richard P. De Santa
                                              Vice President, Corporate Affairs
                                                                 (201) 571-4495


            THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
                RESULTS FOR THIRD QUARTER ENDED DECEMBER 4, 2004


MONTVALE, NJ - January 7, 2005 - The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced unaudited fiscal 2004 third quarter and year to date results for the 12 and 40 weeks ended December 4, 2004.

Sales for the third quarter were $2.52 billion, compared with $2.48 billion in the third quarter of fiscal 2003. Comparable store sales for company-operated stores declined 1.0% vs. year-ago. The loss for the quarter was $1.96 per share this year versus a loss of $0.66 per share last year.

The current quarter's results from continuing operations, as shown on Schedule 1, were a loss of $73 million or $1.89 per share and were in line with last year's results of $73 million or $1.89 per share. The current year's results include charges totaling $37 million related to certain items that the Company believes are of a non-operating nature. These items include $35 million related to impairment charges on long-lived assets in its Midwest operations, $1 million for costs related to the previously announced Canadian Food Basics settlement, $4 million related to the reorganization announced on December 9, offset by a $3 million reversal of prior year restructuring charges. Last year's results include charges of $60 million related to asset impairment charges on long-lived assets in its Midwest operations. Excluding these non-operating items, EBITDA for the quarter was $48 million as compared to $42 million for the same period last year.

Sales for the 40 weeks year to date were $8.29 billion versus $8.18 billion in fiscal year 2003. Comparable store sales for company-operated stores declined 0.1%. The net loss per share was $4.74 for 2004, compared with a loss of $2.51 for 2003, which included earnings of $1.60 per share from discontinued operations. Excluding the previously mentioned non-operating items, EBITDA for the 40 weeks of fiscal years 2004 and 2003 was $164 million and $155 million, respectively.

Christian Haub, Chairman of the Board and Chief Executive Officer, said, "Although we remained unprofitable overall, we maintained market share in a difficult sales environment, while achieving our second consecutive year-over-year increase in operating results.

"Our Canadian operations produced another profitable performance with strong results from our fresh food marketing initiatives, and an improving trend in our Food Basics discount operations. We completed the acquisition of 24 previously franchised Canadian Food Basics stores, and look forward to further improving our discount business. Our U.S. operations continued to improve despite intense competition in all markets, as U.S. operating results again contributed to our EBITDA growth in the quarter.

"To accelerate our return to overall profitability, we have initiated significant organizational changes in the U.S., including the management consolidation announced on November 4, and the subsequent reorganization of U.S. administration, support services and operating staff announced on December 9. This will strengthen central management control, substantially reduce costs, and drive the implementation of our Fresh and Discount retail strategies.

"Our near-term outlook remains conservative as we expect no major upturn in consumer confidence and spending in the U.S., and therefore no easing of competitive pressures. We will continue to manage costs, investment and liquidity closely, maintain our successful growth course in Canada, and implement our U.S. retail strategies, as the benefits of our leaner organization and cost structure materialize," Mr. Haub said.

Founded in 1859, A&P, one of the nation's first supermarket chains, is today among North America's largest. The Company operates 650 stores in 10 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug. The Company invites investors to listen to an audio Webcast of its quarterly discussion of earnings by accessing a link on the "Investor Relations" page of its Website, www.aptea.com. The live broadcast is on Friday, January 7 at 11:00 AM Eastern Time, with replays available from the afternoon of January 7 through February 4.

Effective March 28, 2003, the Securities and Exchange Commission ("SEC") adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measure "EBITDA" to evaluate the Company's liquidity and it is among the primary measures used by management for planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 1 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.

                                       ###

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
 SCHEDULE 1 - GAAP EARNINGS FOR THE 12 AND 40 WEEKS ENDED DECEMBER 4, 2004 AND
                               NOVEMBER 29, 2003
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AMOUNTS AND STORE DATA)


                                                                                12 Weeks Ended              40 Weeks Ended
                                                                         ---------------------------   -----------------------------
                                                                          December 4,   November 29,   December 4,  November 29,
                                                                              2004          2003           2004         2003
                                                                         ------------   ------------   -----------  ----------------
                                                                                       AS RESTATED (4)              AS RESTATED (4)
Sales (1)                                                                $  2,523,759   $  2,484,612   $  8,294,617   $  8,177,893
Cost of merchandise sold                                                   (1,827,221)    (1,795,687)    (5,982,570)    (5,874,725)
                                                                         ------------   ------------   ------------   ------------
Gross margin                                                                  696,538        688,925      2,312,047      2,303,168
Store operating, general and administrative expense (2)                      (748,447)      (771,367)    (2,417,084)    (2,416,262)
                                                                         ------------   ------------   ------------   ------------
Loss from operations                                                          (51,909)       (82,442)      (105,037)      (113,094)
Interest expense                                                              (19,218)       (18,383)       (68,146)       (61,212)
Interest income                                                                   485             80          2,094          1,434
Minority interest in earnings of consolidated franchisees                       2,815           (205)         1,097            (33)
                                                                         ------------   ------------   ------------   ------------
Loss from continuing operations before income taxes                           (67,827)      (100,950)      (169,992)      (172,905)
(Provision for) benefit from income taxes                                      (4,924)        28,127         (8,768)        22,360
                                                                         ------------   ------------   ------------   ------------
Loss from continuing operations                                               (72,751)       (72,823)      (178,760)      (150,545)
Discontinued operations: (3)
Income (loss) from operations of discontinued businesses, net of tax              110         (1,102)          (929)       (31,064)
(Loss) gain on disposal of discontinued operations, net of tax                 (2,702)        48,658         (2,702)        92,647
                                                                         ------------   ------------   ------------   ------------
(Loss) income from discontinued operations                                     (2,592)        47,556         (3,631)        61,583
                                                                         ------------   ------------   ------------   ------------
Cumulative effect of change in accounting principle - FIN46R,
    net of tax                                                                      -              -              -         (8,047)
                                                                         ------------   ------------   ------------   ------------
Net loss                                                                 $    (75,343)  $    (25,267)  $   (182,391)  $    (97,009)
                                                                         ============   ============   ============   ============
Net (loss) income per share - basic and diluted:
Continuing operations                                                    $      (1.89)  $      (1.89)  $      (4.64)  $      (3.90)
Discontinued operations                                                         (0.07)          1.23          (0.10)          1.60
Cumulative effect of change in accounting principle - FIN46R                        -              -              -          (0.21)
                                                                         ------------   ------------   ------------   ------------
Net loss per share - basic and diluted                                   $      (1.96)  $      (0.66)  $      (4.74)  $      (2.51)
                                                                         ============   ============   ============   ============

Weighted average common shares outstanding - basic                         38,553,356     38,517,218     38,530,519     38,516,489
                                                                         ============   ============   ============   ============
Weighted average common shares outstanding - diluted                       38,553,356     38,517,218     38,530,519     38,516,489
                                                                         ============   ============   ============   ============

Gross margin rate                                                               27.60%         27.73%         27.87%         28.16%
Store operating, general and administrative expense rate                        29.66%         31.05%         29.14%         29.55%

Depreciation and amortization                                            $     62,854   $     64,622   $    206,373   $    213,402
                                                                         ============   ============   ============   ============

Reconciliation of GAAP cash flow measure to EBITDA:
Net cash provided by operating activities                                $    (67,439)  $    (36,325)  $    (15,500)  $    (16,013)
Net interest expense                                                           18,733         18,303         66,052         59,778
Deferred income taxes                                                          (2,667)        (3,068)          (431)        (7,729)
Long lived asset / goodwill impairment charge                                 (34,688)       (60,082)       (34,688)       (60,082)
Working capital changes
           Accounts receivable                                                 (8,157)       (23,572)       (39,527)       (15,469)
           Inventories                                                         69,519         47,267         98,337         31,944
           Prepaid expenses and other current assets                            2,876         (2,207)        26,523         29,571
           Accounts payable                                                   (31,472)         8,824        (79,389)        (9,144)
           Accrued salaries, wages, benefits and taxes                         17,282         19,731         19,257         (5,263)
           Other accruals                                                      33,004          6,655         25,835         (2,114)
Other assets                                                                   10,809         (1,709)        22,666         (8,879)
Other non-current liabilities                                                   1,839           (423)         8,353         21,297
Other, net                                                                      1,306          8,786          3,848         82,411
                                                                         ------------   ------------   ------------   ------------
     EBITDA                                                              $     10,945   $    (17,820)  $    101,336   $    100,308
                                                                         ============   ============   ============   ============


Number of stores operated at end of quarter                                       650            645            650            645
                                                                         ============   ============   ============   ============

Number of franchised stores served at end of quarter                               42             63             42             63
                                                                         ============   ============   ============   ============



(1) Included in sales for the 12 and 40 weeks ended December 4, 2004 were franchisee sales of $203.5 million and $720.3 million, respectively, compared to $216.0 million and $714.7 million, for the 12 and 40 weeks ended November 29, 2003, respectively.

(2) During the 12 and 40 weeks ended December 4, 2004, and November 29, 2003, the Company recorded $34.7 million and $60.1 million, respectively, in impairment charges relating to the Midwest's long lived assets and goodwill. These amounts were determined through internal analysis and an external valuation performed by an independent third party appraiser, primarily using the discounted cash flow approach.

(3) In February and March 2003, the Company decided to sell its operations located in Northern New England, Madison and Milwaukee, Wisconsin as well as its Eight O'Clock Coffee business. In April 2003, the Company completed the sale of its stores in Northern New England and Madison, Wisconsin, generating proceeds of $137.6 million and resulting in a gain of $75.8 million ($44.0 million after tax). In November 2003, the Company completed the sale of its Eight O'Clock Coffee business, generating proceeds of $107.5 million and resulting in a gain of $75.1 million ($43.6 million after tax). In addition, during the third quarter of fiscal 2003, the Company sold several of the previously closed Kohl's stores, generating proceeds of $10.4 million and a gain of $6.4 million ($3.7 million after tax).

(4) Prior year results have been restated for (i.) revised Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities - an interpretation of 'Accounting Research Bulletin No. 51,'" which relates to variable interest entities and, as a result of the adoption of this standard, the Company has now consolidated the financial results of its franchisees in Canada; (ii.) EITF Issue 03-10, "Application of EITF Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, by Resellers to Sales Incentives Offered to Consumers by Manufacturers," which relates to the accounting for vendor supported promotions that requires a reclassification between sales and cost of goods sold, but has no impact on net loss; and (iii.) a change from LIFO to FIFO accounting for certain inventories so that all inventory accounting in the Company is on a FIFO basis.

                     THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                        SCHEDULE 2 - CONDENSED BALANCE SHEET DATA
                                       (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AND STORE DATA)


                                                                    AS RESTATED
                                                   December 4,      February 28,
                                                      2004              2004
                                                   ----------       ------------

Cash and short-term investments                      $   177          $   297

Other current assets                                   1,013              900
                                                     -------          -------

   Total current assets                                1,190            1,197

Property-net                                           1,429            1,472

Other assets                                             129              115
                                                     -------          -------

   Total assets                                      $ 2,748          $ 2,784
                                                     =======          =======

Total current liabilities                            $ 1,180          $ 1,083

Total non-current liabilities                          1,316            1,308

Stockholders' equity                                     252              393
                                                     -------          -------

   Total liabilities and stockholders' equity        $ 2,748          $ 2,784
                                                     =======          =======

Other Statistical Data

Total Debt and Capital Leases                        $   923          $   916
Temporary Investments                                     27              158
                                                     -------          -------
   Net Debt                                          $   896          $   758

Total Retail Square Footage (in thousands)            25,648           24,724

Book Value Per Share                                 $  6.53          $ 10.20


                                               For the 40         For the 40
                                               weeks ended        weeks ended
                                            December 4, 2004   November 29, 2003
                                            ----------------   -----------------

Capital Expenditures                                 $   150          $   109